China Information Technology Announces One-For-Two Reverse Stock Split

Shenzhen, China, March 1, 2012 -- China Information Technology, Inc. (Nasdaq: CNIT), a leading provider of information technologies and display technologies based in China, today announced that it has filed a Certificate of Change pursuant to Section 78.209 of the Nevada Revised Statutes with the Nevada Secretary of State to effect a one (1)-for-two (2) reverse stock split of the authorized and issued and outstanding Common Stock, par value $0.01 per share, of the Company. The reverse stock split will be effective at the market opening on March 2, 2012, at which time the Company’s Common Stock will begin trading on the NASDAQ Stock Market on a split-adjusted basis. The Company’s Common Stock will continue to trade under the symbol “CNIT.” The Company’s common stock will trade under a new CUSIP number.

The Company’s stockholders of record will receive instructions from its transfer agent and exchange agent for the reverse stock split, Island Stock Transfer, regarding the procedures for exchanging their stock certificates in connection with the reverse stock split. Stockholders are encouraged to surrender their stock certificates in connection with the reverse stock split. Those stockholders who hold their CNIT common stock in “street name” will receive instructions from their broker if they need to take any action in connection with the reverse stock split.

The Company is implementing the reverse stock split to maintain compliance with NASDAQ listing requirements. Following the reverse stock split the Company will have approximately 27.6 million shares issued and outstanding, exclusive of shares issuable under option and warrant agreements. Following the reverse stock split, the number of total authorized shares of the Company’s common stock will be reduced to 100 million shares.

For further information regarding the reverse stock split, please refer to the Company’s Form 8-K to be filed with the Securities and Exchange Commission and available on the SEC website at http://www.sec.gov following effectiveness of the reverse stock split.

About China Information Technology, Inc.

China Information Technology, Inc., through its subsidiaries and other consolidated entities, specializes in geographic information systems (GIS), digital public security technology (DPST), and hospital information systems (HIS), as well as high-end digital display products and solutions in China. Headquartered in Shenzhen, China, the Company’s integrated solutions include specialized software, hardware, systems integration, and related services to help its customers improve efficiency in information management. To learn more about the Company, please visit its corporate website at http://www.chinacnit.com.

Safe Harbor Statement

This press release may contain certain “forward-looking statements” relating to the business of China Information Technology, Inc., and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements”. These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For further information, please contact:

China Information Technology, Inc.
Iris Yan
Tel: +86 755 8370 4767
Email: IR@chinacnit.com
Web: http://www.chinacnit.com

Christensen
Teal Willingham
Tel: +86 10 5826 4939
Email: twillingham@christensenir.com